Exhibit 4.1
AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO RIGHTS AGREEMENT, is made as of September 6, 2011 (“Amendment”) between Temple-Inland Inc., a Delaware corporation (the “Company”) and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (the “Rights Agent”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Rights Agreement (as defined below).

WHEREAS, the Company and the Rights Agent are party to that certain Rights Agreement, dated as of June 7, 2011 (the “Rights Agreement”), pursuant to which the Company issued one Right for each Common Share outstanding on the Record Date, each Right initially representing the right to purchase one one-hundredth of a Preferred Share, and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date;

WHEREAS, Section 27 of the Rights Agreement provides that the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights to make any provision with respect to the Rights which the Company may deem necessary or desirable;

WHEREAS, the Board of Directors of the Company has approved the execution, delivery and performance by the Company of, and the consummation of the transactions contemplated by, that certain Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, International Paper Company, a New York corporation (“Parent”) and Metal Acquisition Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”); and

WHEREAS, in contemplation of the consummation of the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders, and the Company therefore desires, to amend the Rights Agreement to render the Rights Agreement inapplicable to the Merger Agreement, the Merger, or any other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Merger Agreement, the parties hereby agree as follows:

1.           Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

“Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of September 6, 2011, by and among the Company, Parent and Merger Sub, as it may be amended or supplemented from time to time.

“Merger Sub” shall mean Metal Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

“Parent” shall mean International Paper Company, a New York corporation.

2.           Amendment to Definition of “Acquiring Person”.  The definition of “Acquiring Person“ in Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything in this definition of “Acquiring Person” or in this Agreement to the contrary, none of Parent, Merger Sub nor any of their respective Affiliates or Associates is, nor shall any of them be deemed to be, an “Acquiring Person” as a result of the approval, execution, delivery or performance in accordance with its terms of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby, it being the purpose of the Company that neither the execution of the Merger Agreement by any of the parties thereto (after giving effect to any amendment to the Merger Agreement) nor the consummation of the transactions contemplated thereby in accordance with the terms thereof shall in any respect give rise to any provision of this Agreement becoming effective.

3.           Amendment to Definition of “Distribution Date”.  The definition of “Distribution Date” in Section 3(a) of the Rights Agreement is hereby amended and supplemented to add the following after the words “‘Distribution Date’” in the parenthetical in the first sentence of such section:

; provided that notwithstanding anything in this Agreement to the contrary, the Distribution Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance in accordance with its terms of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby

4.           Amendment to Definition of “Shares Acquisition Date.”  The definition of “Shares Acquisition Date” in Section 1 of the Rights Agreement is hereby amended and supplemented to add the following sentence after the last sentence thereof:

The foregoing or any provision to the contrary in this Agreement notwithstanding, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance in accordance with its terms of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

5.           Amendment to Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended by deleting “(i) the Close of Business on June 7, 2016 (the “Final Expiration Date”)” and replacing it with the following:

(i) the earlier of (x) the Close of Business on June 7, 2016 and (y) the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”)

6.           Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of the first paragraph of that section:

Notwithstanding anything to the contrary in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred as a result of the approval, execution, delivery or performance in accordance with its terms of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby.

7.           Amendment to Section 13.  Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, the provisions of Section 13 of this Agreement shall be deemed not to apply to the Merger.

8.           Amendment to Section 29.  Section 29 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof :

Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement as a result of the approval, execution, delivery or performance of the Merger Agreement or the announcement or consummation in accordance with its terms of the transactions contemplated thereby.

9.           Amendment to Add Section 35.  The Rights Agreement is hereby amended by adding a new Section 35 at the end thereof:

Section 35. Treatment of Rights at the Effective Time. Any provision to the contrary in this Agreement notwithstanding, all Rights will expire in their entirety at the Effective Time (as defined in the Merger Agreement) without any payment to be made in respect thereof.

10.           Governing Law.  Section 31 (Governing Law) of the Rights Agreement shall apply to this Amendment mutatis mutandis.

11.           Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

12.           Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13.           Effectiveness.  This Amendment is effective as of immediately prior to the execution and delivery of the Merger Agreement by each of the parties thereto; provided, however, that if the Merger Agreement is terminated for any reason, this Amendment shall no longer be applicable or of any further force and effect and the Rights Agreement shall thereafter be the same as it existed immediately prior to execution of this Amendment.  The Company agrees to inform the Rights Agent promptly upon this Amendment becoming effective or in the event it ceases to be applicable or of any further force and effect.  Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

TEMPLE-INLAND INC.

By:           /s/ Leslie K. O’Neal___________

Name:                      Leslie K. O’Neal

Title:                      Senior Vice President

COMPUTERSHARE TRUST COMPANY, N.A.

By:           /s/ Dennis V. Moccia___________

Name:                      Dennis V. Moccia

Title:                      Manager, Contract Administration